UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 17, 2006

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2006, Gilead Sciences, Inc. (Gilead) filed with the Securities and Exchange Commission a report on Form 8-K disclosing that Gilead and Mustang Merger Sub, Inc., (the “Purchaser”), a Delaware corporation and a wholly-owned subsidiary of Gilead, completed a cash tender offer for all of the outstanding shares of common stock of Myogen, Inc. (Myogen) by accepting for payment all shares of Myogen common stock validly tendered and not withdrawn on November 13, 2006. On November 17, 2006, Gilead caused Purchaser to merge with and into Myogen, pursuant to which Myogen became a wholly-owned subsidiary of Gilead, and all remaining publicly held shares of common stock of Myogen (other than shares of common stock of Myogen that were held by (a) Gilead, Purchaser or Myogen (or by any direct or indirect wholly-owned subsidiary of Gilead, Purchaser or Myogen), and (b) shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) were converted into the right to receive $52.50 in cash, without interest.

In accordance with Item 9.01(a) and (b) of Form 8-K, the report dated November 17, 2006 did not include the historical financial statements of Myogen or the unaudited pro forma combined financial information of Gilead (collectively, the “Financial Information”), and instead contained an undertaking subsequently to file the Financial Information. This amendment is being filed for the purpose of satisfying Gilead’s undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this amendment should be read in conjunction with the initial report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The following financial statements of Myogen are incorporated herein by reference:

•	The unaudited consolidated financial statements of Myogen as of and for the nine months ended September 30, 2006 previously filed by Myogen in a Report on Form 10-Q for the quarterly period ended September 30, 2006 with the Securities and Exchange Commission on November 6, 2006

•	The audited consolidated financial statements of Myogen as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005 previously filed by Myogen in a Report on Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission on March 15, 2006

(b)	Unaudited Pro Forma Financial Information.

The following pro forma financial information is included in this report:

•	Unaudited pro forma condensed combined balance sheet of Gilead and Myogen as of September 30, 2006

•	Unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the nine months ended September 30, 2006

•	Unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the year ended December 31, 2005

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

GILEAD SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Gilead Sciences, Inc. (Gilead, we or our) and Myogen, Inc. (Myogen) after giving effect to our acquisition of Myogen (the Acquisition) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired all of the outstanding shares of common stock of Myogen on November 17, 2006.

The unaudited pro forma condensed combined balance sheet of Gilead and Myogen as of September 30, 2006 is presented as if the Acquisition occurred on September 30, 2006. The unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the nine months ended September 30, 2006 is presented as if the Acquisition had taken place on January 1, 2005 and was carried forward through September 30, 2006. The unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the year ended December 31, 2005 is presented as if the Acquisition had taken place on January 1, 2005 and was carried forward through December 31, 2005.

The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is based upon estimates of the fair values of the assets acquired and liabilities assumed in the Acquisition. The total purchase price has been allocated to assets acquired and liabilities assumed based on management’s best estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Gilead management with the assistance of a third-party valuation firm. This purchase price allocation is preliminary and has not been finalized in that we are continuing to review the amount of federal net operating loss carryforwards available to us and assessing the tax deductibility of certain acquisition-related transaction costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141), and Emerging Issues Task Force (EITF) Issue No. 93-7, Uncertainties Related to Income Taxes in a Purchase Business Combination (EITF 93-7).

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Gilead that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Gilead. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate unaudited historical consolidated financial statements of Gilead as of and for the nine months ended September 30, 2006, included in Gilead’s quarterly report on Form 10-Q for the nine months ended September 30, 2006;

•	separate historical consolidated financial statements of Gilead for the year ended December 31, 2005, included in Gilead’s annual report on Form 10-K for the year ended December 31, 2005;

•	separate unaudited historical consolidated financial statements of Myogen as of and for the nine months ended September 30, 2006, included in Myogen’s quarterly report on Form 10-Q for the nine months ended September 30, 2006; and

•	separate historical consolidated financial statements of Myogen for the year ended December 31, 2005, included in Myogen’s annual report on Form 10-K for the year ended December 31, 2005.

GILEAD SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2006

(in thousands)

	Historical		Pro Forma Adjustments (Note 3)		Pro Forma Combined

	Gilead	Myogen
Assets
Current assets:
Cash and cash equivalents	$559,580	$79,497	$(165,685	)(A)	$473,392
Short-term marketable securities	2,294,368	96,985	(2,175,472	)(A)	215,881
Accounts receivable, net	585,050	9,841	—		594,891
Inventories	373,266	—	—		373,266
Deferred tax assets	113,602	—	99,932	(B)	213,534
Prepaid expenses and other current assets	106,534	7,385	—		113,919

Total current assets	4,032,400	193,708	(2,241,225)		1,984,883

Property, plant and equipment, net	288,105	3,478			291,583
Noncurrent deferred tax assets	239,644	—	67,507	(B)	307,151
Long-term marketable securities	350,495	—	—		350,495
Goodwill	—	—	81,088	(C)	81,088
Other noncurrent assets	388,488	142	—		388,630

	$5,299,132	$197,328	$(2,092,630)		$3,403,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$207,806	$32,386	$—		$240,192
Accrued liabilities	297,151	4,194	17,140	(D)	318,485
Deferred revenue	16,757	4,578	(1,714	)(E)	19,621
Current portion of other long-term obligations	60,115	160	—		60,275

Total current liabilities	581,829	41,318	15,426		638,573

Long-term deferred revenue	38,052	22,559	(1,794	)(E)	58,817
Convertible senior notes	1,300,000	—	—		1,300,000
Other long-term obligations	80,421	172	—		80,593
Stockholders’ equity	3,298,830	133,279	(2,106,262	)(F)	1,325,847

	$5,299,132	$197,328	$(2,092,630)		$3,403,830

See notes to unaudited pro forma condensed combined financial statements.

GILEAD SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2006

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma
	Gilead	Myogen	(Note 3)		Combined
Revenues:
Product Sales	$1,820,104	$—	$—		$1,820,104
Royalty, contract and other revenue	306,809	11,737	—		318,546

Total revenues	2,126,913	11,737	—		2,138,650

Costs and expenses:
Cost of goods sold	278,031	—			278,031
Research and development	272,241	47,655	3,365	(G)	323,261
Selling, general and administrative	426,567	31,677	7,851	(G)	466,095
Purchased in-process research and development	355,568	—	—		355,568

Total costs and expenses	1,332,407	79,332	11,216		1,422,955

Income (loss) from operations	794,506	(67,595)	(11,216)		715,695
Interest and other income, net	102,082	6,415	—		108,497
Interest expense	(15,012)	(11)	—		(15,023)
Minority interest in joint venture	3,878	—	—		3,878

Income (loss) before provision for income taxes	885,454	(61,191)	(11,216)		813,047
Provision (benefit) for income taxes	409,764	—	(4,374	)(H)	405,390

Net income (loss)	$475,690	$(61,191)	$(6,842)		$407,657

Net income (loss) per share - basic	$1.04	$(1.44)			$0.89

Net income (loss) per share - diluted	$0.99	$(1.44)			$0.85

Shares used in per share calculation - basic	458,773	42,477			458,773

Shares used in per share calculation - diluted	478,101	42,477			478,101

See notes to unaudited pro forma condensed combined financial statements.

GILEAD SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma
	Gilead	Myogen	(Note 3)		Combined
Revenues:
Product Sales	$1,809,299	$—	$—		$1,809,299
Royalty and contract revenue	219,101	6,963	—		226,064

Total revenues	2,028,400	6,963	—		2,035,363

Costs and expenses:
Cost of goods sold	260,326	—			260,326
Research and development	277,724	56,713	9,686	(G)	344,123
Selling, general and administrative	379,248	17,917	22,601	(G)	419,766

Total costs and expenses	917,298	74,630	32,287		1,024,215

Income (loss) from operations	1,111,102	(67,667)	(32,287)		1,011,148
Interest and other income, net	47,137	3,935	—		51,072
Interest expense	(442)	(274)	—		(716)
Minority interest in joint venture	3,995	—	—		3,995

Income (loss) before provision for income taxes	1,161,792	(64,006)	(32,287)		1,065,499
Provision (benefit) for income taxes	347,878	—	(12,592	)(H)	335,286

Net income (loss)	$813,914	$(64,006)	$(19,695)		$730,213

Net income (loss) per share - basic	$1.79	$(1.71)			$1.61

Net income (loss) per share - diluted	$1.72	$(1.71)			$1.54

Shares used in per share calculation - basic	454,339	37,416			454,339

Shares used in per share calculation - diluted	474,284	37,416			474,284

See notes to unaudited pro forma condensed combined financial statements.

GILEAD SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are based on the historical financial statements of Gilead Sciences, Inc. (Gilead, we or our) and Myogen, Inc. (Myogen) after giving effect to our acquisition of Myogen on November 17, 2006 (the Acquisition) and the assumptions and adjustments described in the notes herein. There were no transactions between Gilead and Myogen during the periods presented.

The unaudited pro forma condensed combined balance sheet of Gilead and Myogen as of September 30, 2006 is presented as if the Acquisition occurred on September 30, 2006. The unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the nine months ended September 30, 2006 is presented as if the Acquisition had taken place on January 1, 2005 and was carried forward through September 30, 2006. The unaudited pro forma condensed combined statement of operations of Gilead and Myogen for the year ended December 31, 2005 is presented as if the Acquisition had taken place on January 1, 2005 and was carried forward through December 31, 2005.

The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is based upon estimates of the fair values of the assets acquired and liabilities assumed in the Acquisition. The total purchase price has been allocated to assets acquired and liabilities assumed based on management’s best estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Gilead management with the assistance of a third-party valuation firm.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Gilead that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Gilead. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate unaudited historical consolidated financial statements of Gilead as of and for the nine months ended September 30, 2006, included in Gilead’s quarterly report on Form 10-Q for the nine months ended September 30, 2006;

•	separate historical consolidated financial statements of Gilead for the year ended December 31, 2005, included in Gilead’s annual report on Form 10-K for the year ended December 31, 2005;

•	separate unaudited historical consolidated financial statements of Myogen as of and for the nine months ended September 30, 2006, included in Myogen’s quarterly report on Form 10-Q for the nine months ended September 30, 2006; and

•	separate historical consolidated financial statements of Myogen for the year ended December 31, 2005, included in Myogen’s annual report on Form 10-K for the year ended December 31, 2005.

2. MYOGEN ACQUISITION

On November 17, 2006, we completed the acquisition of all of the outstanding shares of common stock of Myogen via a cash tender offer, under the terms of the Agreement and Plan of Merger entered into by Gilead on October 1, 2006 (Merger Agreement). Myogen was a publicly held biopharmaceutical company based in Westminster, Colorado that focused on the discovery, development and commercialization of small molecule therapeutics for the treatment of cardiovascular disorders. Myogen had two product candidates in late-stage clinical development: ambrisentan for the treatment of patients with pulmonary arterial hypertension and darusentan for the treatment of patients with resistant hypertension. We believe that the Acquisition will provide us with an opportunity to expand into the respiratory and cardiopulmonary therapeutic areas, as initially established through our acquisition of Corus Pharma, Inc. in August 2006.

The Myogen acquisition has been accounted for as a business combination in accordance with SFAS 141. The results of operations of Myogen since November 17, 2006 have been included in our consolidated statements of operations and primarily consist of research and development and selling, general and administrative expenses.

The aggregate purchase price for all of the acquired shares of Myogen’s common stock was $2.44 billion, including cash paid at or prior to closing of $2.34 billion, the fair value of vested stock options assumed of $85.5 million, estimated direct transaction costs of $13.1 million, which consist primarily of investment banking fees, and employee-related severance costs of $4.0 million. Employee-related

GILEAD SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

severance costs are included as part of the purchase price, as we established a workforce reduction plan as part of the acquisition transaction, in accordance with EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

In accordance with the Merger Agreement, the conversion value of each stock option assumed was determined based on the exercise price of each option to purchase shares of common stock of Myogen and the average closing price of our common stock for the five consecutive trading days immediately preceding (but not including) the tender offer acceptance date of November 14, 2006, which was $68.04 per share. The estimated fair value of stock options assumed was determined using an average price of $68.04 per share, which approximated the average price that would have resulted from averaging the closing price of our common stock from two trading days before to two trading days after the acceptance date in accordance with EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination. The fair value of stock options assumed was calculated using a Black-Scholes valuation model with the following assumptions: expected life ranging from 1.2 to 3.7 years, risk-free interest rate ranging from 4.7% to 5.0%, expected volatility ranging from 30.4% to 35.5% and no dividend yield. The fair value of the as-converted Gilead stock options did not exceed the fair value of the Myogen stock options immediately prior to the exchange.

Approximately 1.4 million of the 2.9 million as-converted shares subject to outstanding options were fully vested. The estimated fair value of the vested options of $85.5 million was included in the purchase price. The estimated fair value of the unvested options of $59.5 million was not included in the purchase price and will be recognized as compensation expense over the remaining future vesting period of the options.

The following table summarizes the preliminary purchase price allocation at November 17, 2006 (in thousands):

Cash and cash equivalents	$84,385
Short-term marketable securities	63,268
Accounts receivable, net	8,876
Prepaid expenses	7,114
Other assets	5,941
Accounts payable	(30,177)
Deferred revenue	(23,970)
Other liabilities	(5,443)

Net tangible assets	109,994
Deferred tax assets	167,439
In-process research and development	2,058,500
Goodwill	107,881

Total purchase price	$2,443,814

The $24.0 million of deferred revenue reflects the fair value of deferred revenue for which we have legal performance obligations, in accordance with EITF Issue No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree. The $167.4 million of deferred tax assets is primarily related to federal net operating loss and tax credit carryforwards and certain state elections. We have concluded that, based on the standard set forth in SFAS No. 109, Accounting for Income Taxes, it is more likely than not that we will realize the benefits from these deferred tax assets. This purchase price allocation is preliminary and has not been finalized in that we are continuing to review the amount of federal net operating loss carryforwards available to us and assessing the tax deductibility of certain acquisition-related transaction costs in accordance with SFAS 141 and EITF 93-7. Material changes, if any, to the preliminary allocation summarized above, will be reported once the related uncertainties are resolved.

GILEAD SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The estimated fair value of purchased in-process research and development (IPR&D) was determined by our management, based in part on the results of an independent valuation performed by a third-party valuation specialist, to be $2.06 billion. The IPR&D represents Myogen’s incomplete research and development programs that had not yet reached technological feasibility and had no alternative future uses as of the acquisition date and, therefore, was expensed upon acquisition within our consolidated statements of operations. A summary of these research and development programs as of the acquisition date is as follows:

Program	Description	Status of Development	Estimated Acquisition Date Fair Value (in millions)
Ambrisentan	An orally active, non-sulfonamide, propanoic acid-class, endothelin receptor antagonist (ERA) for the treatment of pulmonary arterial hypertension.	Phase 3 clinical trials were completed prior to the acquisition date. We filed a New Drug Application (NDA) with the United States Food and Drug Administration (FDA) in December 2006.	$1,413.7
Darusentan	An orally active ETA-selective endothelin receptor antagonist for the treatment of resistant hypertension.	In Phase 3 clinical development as of the acquisition date and the date of this filing.	$644.5

The estimated fair value of the purchased IPR&D was determined using the income approach, which discounts expected future cash flows to present value. We estimated the related future net cash flows using a present value risk-adjusted discount rate of 14%, which is a significant assumption and is based on the estimated internal rate of return for Myogen’s operations and is comparable to the estimated weighted average cost of capital for companies with Myogen’s profile. The projected cash flows from the ambrisentan and darusentan programs were based on key assumptions such as estimates of revenues and operating profits related to the programs considering their stages of development; the time and resources needed to complete the development and approval of the related products; the life of the potential commercialized products and associated risks, including the inherent difficulties and uncertainties in developing a drug compound such as obtaining FDA and other regulatory approvals; and risks related to the viability of and potential alternative treatments in any future target markets.

The remaining efforts for completion of Myogen’s IPR&D projects primarily consist of clinical trials, the cost, length and success of which are extremely difficult to predict, and obtaining necessary regulatory approvals. Numerous risks and uncertainties exist that could prevent completion of development, including the ability to enroll patients in clinical trials, the possibility of unfavorable results of our clinical trials and the risk of failing to obtain FDA and other regulatory body approvals. Feedback from regulatory authorities or results from clinical trials might require modifications or delays in later stage clinical trials or additional trials to be performed. We cannot be certain that either ambrisentan or darusentan, purchased from Myogen, will be approved in the United States or in countries outside of the United States or whether marketing approvals will have significant limitations on its use. Future discussions with regulatory agencies will determine the amount of data needed and timelines for review, which may differ materially from current projections. The acquired product candidates under development may never be successfully commercialized. As a result, we may make a strategic decision to discontinue development of these product candidates if, for example, we believe commercialization will be difficult relative to other opportunities in our pipeline. If these programs cannot be completed on a timely basis or at all, then our prospects for future revenue growth may be adversely impacted. No assurance can be given that the underlying assumptions used to forecast the above cash flows or the timely and successful completion of the projects will materialize as estimated. For these reasons, among others, actual results may vary significantly from estimated results.

GILEAD SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The excess of the purchase price over the net of the amounts assigned to the assets acquired and liabilities assumed is $107.9 million, which represents the goodwill amount resulting from the Myogen acquisition. We recorded the goodwill as a noncurrent asset in our consolidated balance sheet as of the acquisition date. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, we will test goodwill for impairment on an annual basis and between annual tests if we become aware of any events occurring or changes in circumstances that would indicate a reduction in the fair value of the goodwill below its carrying amount.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record the following adjustments to cash and cash equivalents and short-term marketable securities (in thousands):

Cash paid for outstanding shares of Myogen stock	$2,307,454
Cash paid for warrants to purchase Myogen stock	33,703

Total adjustments to cash equivalents and short-term marketable securities	$2,341,157

(B)	To record the preliminary adjustment for deferred tax assets (in thousands):

Net operating losses	$90,743
State capitalized assets	53,227
Federal tax credits	17,115
Other	6,354

Net deferred tax assets	$167,439

(C)	To record the preliminary fair value of goodwill. The pro forma adjustment for goodwill differs from the amount shown in Note 2 as a result of different tangible net asset balances as of September 30, 2006 (the date of the unaudited pro forma condensed combined balance sheet) and November 17, 2006 (the date of the Acquisition).

(D)	To record the following adjustments to accrued liabilities (in thousands):

Severance costs associated with the Acquisition	$4,005
Acquisition-related transaction costs	13,135

Total adjustments to accrued liabilities	$17,140

The unaudited pro forma condensed combined statements of operations do not include the charges for severance and acquisition-related costs since they are considered non-recurring charges.

(E)	To record the difference between the estimated fair value and the historical amount of Myogen’s deferred revenue (in thousands):

	Historical Amount	Estimated Fair Value	Net Decrease
Current deferred revenue	$4,578	$2,864	$(1,714)
Long-term deferred revenue	22,559	20,765	(1,794)

Total deferred revenue	$27,137	$23,629	$(3,508)

GILEAD SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(F)	To record the following adjustments to stockholders’ equity (in thousands):

Estimated fair value of vested Myogen options assumed in the Acquisition	$85,517
Estimated fair value of purchased IPR&D	(2,058,500)
Elimination of Myogen’s historical stockholders’ equity	(133,279)

Total adjustments to stockholders’ equity	$(2,106,262)

We will record an immediate write-off of purchased IPR&D at the consummation of the Acquisition. The unaudited pro forma condensed combined statements of operations do not include the charge for purchased IPR&D of $2.06 billion since it is considered a non-recurring charge.

The	following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(G)	To record stock-based compensation related to the unvested portion of options to purchase shares of Myogen common stock assumed in connection with the Acquisition. For pro forma purposes, stock-based compensation for both periods was recorded under the provisions of SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which Gilead adopted on January 1, 2006.

(in thousands)	Fair Value of Unvested Options	2005 Stock-Based Compensation Expense	2006 Stock-Based Compensation Expense
Research and development	$17,835	$9,686	$3,365
Selling, general and administrative	41,616	22,601	7,851

Stock-based compensation expense	$59,451	$32,287	$11,216

(H)	To record the income tax benefit on pro forma adjustments at our statutory tax rate of 39%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Gilead and Myogen filed consolidated income tax returns during the periods presented (in thousands except tax rate):

	2005	2006
Pro forma adjustments before income taxes	$(32,287)	$(11,216)
Statutory tax rate	39%	39%

Pro forma income tax adjustment	$(12,592)	$(4,374)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date: February 1, 2007

Exhibit Index

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm